                                                                     Exhibit 4.6


                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT


     THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, made, entered into and effective as of the 15th day of October 1997, by and among FIRST UNION COMMERCIAL CORPORATION ("Lender"), a North Carolina corporation; SETECH, INC., a Delaware corporation, formerly known as "Aviation Education Systems, Inc.," ("Parent"); and the following Subsidiaries of Parent, to-wit: LEWIS SUPPLY COMPANY, INC., a Delaware corporation ("Lewis"), SOUTHEASTERN TECHNOLOGY, INC., a Tennessee corporation ("Southeastern"), and TITAN SERVICES, INC., a Tennessee corporation ("Titan") (Lewis, Southeastern and Titan herein called, collectively, "Borrowers" and individually, a "Borrower");

                              W I T N E S S E T H:

     WHEREAS, heretofore, Lender, Parent and Borrowers made and entered a Loan and Security Agreement, dated as of June 26, 1997 (the "Agreement"), which Lender, Parent and Borrowers now wish to amend in order to modify the definition of "Tangible Net Worth" and the financial covenant corresponding thereto;

     NOW, THEREFORE, for and in consideration of the sum of $10.00, the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Definitions. (a) As used in this Amendment, all defined terms not expressly defined herein shall have the same meanings as and when used in the Agreement; provided, however, that henceforth, the term "Tangible Net Worth" appearing in Section 1.1 of the Agreement shall be re-defined in its entirety to read as follows:

     "Tangible Net Worth" - the difference between: (i) total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock, but without deduction for any capital stock subject to a put option on the part of a shareholder, so long as the shareholder has subordinated all rights in regard thereto to Lender in a manner satisfactory to Lender) of Parent and its Consolidated Subsidiaries; and (ii) all intangible assets of such Persons, including, without limitation, any General Intangibles.

     2. Financial Covenants. Subsection (A) to Section 5.3 of the Agreement is deleted in its entirety and the following revised subsection (A) is inserted in lieu thereof:

         (A) Tangible Net Worth. Maintain a Tangible Net Worth of not less than the amount shown below at all times during the period corresponding thereto (measured monthly at the end of each Fiscal Month):

                            Period                           Amount
                            ------                           ------
               Closing Date through June 30, 1998          $1,050,000

               July 1, 1998 through June 30, 1999          $1,350,000

               From and after July 1, 1999                 $1,650,000

     3. Conditions Precedent. The following shall constitute express conditions precedent to the effectiveness of this Amendment: None.

     4. Restatement of Representations and Warranties. Each Borrower and Parent hereby restates and renews each and every representation and warranty heretofore made by it under or in connection with the execution and delivery of the Agreement and the Loan Documents as fully as if made on date hereof and with specific reference to this Amendment and all other Loan Documents executed and/or delivered in connection herewith, except solely to the extent that the subject of such representations and warranties has been altered or amended hereby.

     5. Effect of Amendment. Except as set forth hereinabove, all terms of the Agreement and the Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of each Borrower and Parent to Lender.

     6. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Agreement and in the Loan Documents, effective as of the date hereof, as modified by this Amendment.

     7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     8. Section References. Section title and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     9. No Default. To induce Lender to enter into this Amendment and to continue to make advances to Borrowers pursuant to the Agreement, each Borrower and Parent hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Event of Default (or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default); and (ii) no right of offset, defense, counterclaim, claim or objection in favor of any Borrower and Parent as against Lender arising out of or with respect to any of the Obligations.

     10. Further Assurances. Each Borrower and Parent agrees to take such further actions as Lender shall reasonably request in connection herewith to evidence the amendments herein contained to the Agreement.

     11. No Novation. This Amendment is not intended to be, nor shall it be construed to create a novation or accord and satisfaction. Notwithstanding any prior mutual temporary disregard of any of the terms of any of the Loan Documents, the parties agree that the terms of each of the Loan Documents shall be strictly adhered to on and after the date hereof, except as expressly modified hereby or by amendments or modifications executed in conjunction herewith.

     12. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

     13. Loan Document. This Amendment shall constitute a Loan Document for all purposes of the Agreement.

     IN WITNESS WHEREOF, Parent, Borrowers and Lender have executed this Amendment, through their duly authorized officers, under seal, on the date and year first above written.

                                    SETECH, INC.


                                    By: /s/ Thomas n. Eisenman
                                       ----------------------------------------
                                        Thomas N. Eisenman, President and
                                        Chief Executive Officer


                                    Attest: /s/ Cindy L. Rollins
                                           ------------------------------------
                                            Cindy L. Rollins, Secretary and
                                            Chief Financial Officer


                                    LEWIS SUPPLY COMPANY, INC.


                                    By: /s/ Michael S. Burnham Jr.
                                       ----------------------------------------
                                        Michael S. Burnham, Jr., President


                                    Attest: /s/ Cindy L. Rollins
                                           ------------------------------------
                                           Cindy L. Rollins, Secretary


                                    SOUTHEASTERN TECHNOLOGY, INC.


                                    By: /s/ Thomas N. Eisenman
                                       ----------------------------------------
                                        Thomas N. Eisenman, Chief Executive
                                        Officer

                                    Attest: /s/ Cindy L. Rollins
                                           ------------------------------------
                                            Cindy L. Rollins, Secretary


                                    TITAN SERVICES, INC.


                                    By: /s/ Thomas N. Eisenman
                                       ----------------------------------------
                                        Thomas N. Eisenman, Chief Executive
                                        Officer

                                    Attest: /s/ Cindy L. Rollins
                                           ------------------------------------
                                            Cindy L. Rollins, Secretary


                                    FIRST UNION COMMERCIAL
                                    CORPORATION


                                    By: /s/ Robert L. Dean
                                       ----------------------------------------

                                    Name: Robert L. Dean
                                         --------------------------------------

                                    Title: Vice President
                                          -------------------------------------

                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT


     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT, made, entered into and effective as of the 5th day of February, 1998, by and among FIRST UNION COMMERCIAL CORPORATION ("Lender"), a North Carolina corporation; SETECH, INC., a Delaware corporation, formerly known as "Aviation Education Systems, Inc." ("Parent"); and the following Subsidiaries of Parent, to-wit: LEWIS SUPPLY COMPANY, INC., a Delaware corporation ("Lewis"), and SOUTHEASTERN TECHNOLOGY, INC., a Tennessee corporation ("Southeastern");

                              W I T N E S S E T H:

     WHEREAS, heretofore, Lender, Parent, Lewis and Southeastern, together with Titan Services, Inc., a Tennessee corporation ("Titan"), entered into a Loan and Security Agreement, dated as of June 26, 1997 (which, as amended to date, pursuant a certain First Amendment to Loan and Security Agreement, dated as of October 15, 1997, among said parties, is herein called the "Agreement"); and

     WHEREAS, effective this date, pursuant to Articles of Merger filed with the Secretaries of State of the States of Delaware and Tennessee (herein, together with any plan of merger, agreement of merger or like documents, called, collectively, the "Merger Documents"), Parent has merged with Titan, with Parent being the surviving corporation, assuming by operation of law all debts, liabilities and obligations of Titan, including all those arising under the Agreement (the aforesaid transaction herein called the "Titan Merger"); and

     WHEREAS, pursuant to Section 5.2(A) of the Agreement, in order for the Titan Merger not to constitute an Event of Default, Lender must give its written consent thereto; and

     WHEREAS, Lender is willing to give its written consent to the Titan Merger pursuant hereto, subject, however, to the terms, covenants and conditions herein contained, to which the Parent, Southeastern and Lewis, as remaining Obligors, are agreeable;

     NOW, THEREFORE, for and in consideration of the sum of $10.00, the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Definitions. As used in this Amendment, all defined terms not expressly defined herein shall have the same meanings as and when used in the Agreement; provided, however, that henceforth, the term "Borrower," appearing in Section
1.1 of the Agreement, shall be re-defined, in its entirety, to read as follows:

     "Borrower" - individually and collectively, each of Lewis, Southeastern and Parent, as successor-by-merger to Titan. The term "Borrowers" may also be used as a collective reference to each Borrower.

and, provided, further, and, generally, that all references to "Titan," whether appearing in the Agreement, or any other Loan Document, henceforth shall mean and refer to, instead, Parent, as successor-by-merger to Titan.

     2. The Titan Merger. (a) In order to induce Lender to give its written consent to the Titan Merger, Parent does hereby certify to Lender that: (i) each of Parent and Titan (herein sometimes called a "Merger Party") had the right and power, and was duly authorized and empowered, to enter into, execute, deliver and perform the Merger Documents to which it was a party; (ii) the execution, delivery and performance of the Merger Documents were duly authorized by all necessary corporate action on the part of each Merger Party and did not and will not (A) require any consent or approval of any shareholders or directors of either Merger Party which was not obtained; (B) contravene either Merger Party's articles of incorporation or bylaws; (C) violate, or cause either Merger Party to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to either Merger Party; (D) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which either Merger Party was a party or by which it or its Properties was bound or affected; or (E) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties of either Merger Party; (iii) the execution, delivery and performance by each Merger Party of the Merger Documents to which it was a party, and the consummation of the transactions contemplated therein, did not require any filing or registration with, or consent or approval of, or notice to, or other action to, with or by, any Governmental Authority which was not made or obtained; (iv) the Titan Merger has been consummated, effective as of the date of this Amendment, in accordance with the Merger Documents, with Parent being the survivor of such merger; (iv) no event has occurred and no condition exists as a result of the Titan Merger which (after giving effect to this Amendment) would constitute a Default or an Event of Default; and (v) there exists no actual or threatened termination, cancellation or limitation of, or any material modification or change in, the business relationship between Parent, as successor-by-merger to Titan, and any material supplier or any customer or group of customers whose purchases individually or in the aggregate are material to the business of Parent, as successor-by-merger to Titan, including, particularly, any party which is party to an existing Supply Contract formerly with Titan, and no present condition or state of facts or circumstances will, after the consummation of the Titan Merger, have a Material Adverse Effect or prevent Parent, as successor-by-merger to Titan, from conducting the business formerly conducted by Titan in substantially the same manner in which it was heretofore conducted by Titan;

     (b) Further to induce Lender to give its written consent to the Titan Merger, Parent, as a matter of contract, in addition to any of the following which may have occurred by operation of law, hereby formally assumes and agrees to be bound by all debts, liabilities and obligations of Titan arising (or which, heretofore, have arisen) under the Loan Agreement and all other Loan Documents, including all Obligations. To evidence, in part, the foregoing, Parent hereby agrees to execute in favor of Lender, effective this date, a Revolver Note, having terms substantially identical to those set forth in the Revolver Note heretofore executed by Titan, in replacement of, and substitution for, such Note (herein, the "Replacement Revolver Note").

     (c) In reliance on the foregoing certifications and covenants, Lender hereby consents to the Titan Merger and waives any Event of Default which, but for the giving of this consent, arose (or would have risen) therefrom.

     3. Distributions. Clause (i) of Section 5.2(I) of the Agreement, concerning cash Distributions payable to Parent by its Subsidiaries, shall be amended by reducing the sum of "One Million Two Hundred Fifty Thousand Dollars ($1,250,000)" specified therein to "Nine Hundred Fifty Thousand Dollars ($950,000)."

     4. Conditions Precedent. Receipt by Lender of the following, in form and substance satisfactory to Lender shall constitute express conditions precedent to the effectiveness of this Amendment: (i) copies, as signed and filed, of all Merger Documents; (ii) the Replacement Revolver Note; (iii) a certificate from Parent's and each other Borrowers' corporate secretary, certifying as to the existence of resolutions authorizing entry into this Amendment and, in the case of Parent, the Replacement Revolving Note; and (iv) an opinion of Parent's and the other Borrower's counsel as to certain matters pertaining hereto.

     5. Restatement of Representations and Warranties. Each Borrower and Parent hereby restates and renews each and every representation and warranty heretofore made by it under or in connection with the execution and delivery of the Agreement and the Loan Documents as fully as if made on date hereof and with specific reference to this Amendment and all other Loan Documents executed and/or delivered in connection herewith, except solely to the extent that the subject of such representations and warranties has been altered or amended hereby.

     6. Effect of Amendment. Except as set forth hereinabove, all terms of the Agreement and the Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of each Borrower and Parent to Lender.

     7. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Agreement and in the Loan Documents, effective as of the date hereof, as modified by this Amendment.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     9. Section References. Section title and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     10. No Default. To induce Lender to enter into this Amendment and to continue to make advances to Borrowers pursuant to the Agreement, each Borrower and Parent hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Event of Default (or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default); and (ii) no right of offset, defense, counterclaim, claim or objection in favor of any Borrower and Parent as against Lender arising out of or with respect to any of the Obligations.

     11. Further Assurances. Each Borrower and Parent agrees to take such further actions as Lender shall reasonably request in connection herewith to evidence the amendments herein contained to the Agreement.

     12. No Novation. This Amendment is not intended to be, nor shall it be construed to create a novation or accord and satisfaction. Notwithstanding any prior mutual temporary disregard of any of the terms of any of the Loan Documents, the parties agree that the terms of each of the Loan Documents shall be strictly adhered to on and after the date hereof, except as expressly modified hereby or by amendments or modifications executed in conjunction herewith.

     13. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

     14. Loan Document. This Amendment shall constitute a Loan Document for all purposes of the Agreement.

     IN WITNESS WHEREOF, Parent, Borrowers and Lender have executed this Amendment, through their duly authorized officers, under seal, on the date and year first above written.


                                       SETECH, INC., individually and as
                                       successor-by-merger to Titan Services,
                                       Inc.


                                       By: /s/ Thomas N. Eisenman
                                          -------------------------------------
                                           Thomas N. Eisenman, President and
                                           Chief Executive Officer


                                       Attest: /s/ Cindy L. Rollins
                                              ---------------------------------
                                               Cindy L. Rollins, Secretary and
                                               Chief Financial Officer


                                       LEWIS SUPPLY COMPANY, INC.


                                       By: /s/ Michael S. Burnham Jr.
                                          -------------------------------------
                                           Michael S. Burnham, Jr., President

                                       Attest: /s/ Cindy L. Rollins
                                              ---------------------------------
                                               Cindy L. Rollins, Secretary


                                       SOUTHEASTERN TECHNOLOGY, INC.


                                       By: /s/ Thomas N. Eisenman
                                          -------------------------------------
                                           Thomas N. Eisenman, Chief Executive
                                           Officer

                                       Attest: /s/ Cindy L. Rollins
                                              ---------------------------------
                                               Cindy L. Rollins, Secretary


                                       FIRST UNION COMMERCIAL
                                       CORPORATION


                                       By: /s/ Robert L. Dean
                                          -------------------------------------

                                       Name: Robert L. Dean
                                            -----------------------------------

                                       Title: Vice President
                                             ----------------------------------

                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT


     THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT, made, entered into and effective as of the 5th day of June, 1998, by and among FIRST UNION COMMERCIAL CORPORATION ("Lender"), a North Carolina corporation; SETECH, INC., a Delaware corporation, formerly known as "Aviation Education Systems, Inc." ("Parent"), individually and as successor-by-merger to Titan Services, Inc., a Tennessee corporation ("Titan"); and the following Subsidiaries of Parent, to-wit: LEWIS SUPPLY COMPANY, INC., a Delaware corporation and SOUTHEASTERN TECHNOLOGY, INC., a Tennessee corporation ("Southeastern");

                                   WITNESSETH:

     WHEREAS, heretofore, Lender, Parent, Lewis and Southeastern, together with Titan, entered into a Loan and Security Agreement, dated as of June 26, 1997 (which, as amended to date, pursuant to (i) a certain First Amendment to Loan and Security Agreement, dated as of October 15, 1997, among said parties, and
(ii) a certain Second Amendment to Loan and Security Agreement, dated as of February 5, 1998, among said parties (excluding Titan), is herein called the "Agreement"); and

     WHEREAS, effective on February 5, 1998, pursuant to Articles of Merger filed with the Secretaries of State of the States of Delaware and Tennessee, Parent merged with Titan, with Parent being the surviving corporation, assuming by operation of law all debts, liabilities and obligations of Titan, including all those arising under the Agreement, such that Parent became a co-Borrower (replacing Titan) with Lewis and Southeastern under the Agreement (Parent, Lewis and Southeastern sometimes collectively herein and in the Agreement the "Borrowers"); and

     WHEREAS, the Borrowers have proposed that Lender increase the amount of credit made available to Borrowers under the Agreement and pen-nit the benefit of such credit to extend to certain business operations of Borrowers located (or to be located) in Mexico; and

     WHEREAS, Lender is agreeable to the foregoing proposals, subject, however, to certain terms, conditions and limitations, which are set forth hereinbelow, to which Borrowers have agreed;

     NOW, THEREFORE, for and in consideration of the sum of $ 10.00, in order to memorialize the foregoing agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Definitions; Increase in Borrowing Availability. As used in this Amendment, all defined terms not expressly defined herein shall have the same meanings as and when used in the Agreement; provided, however, that, in order to provide for an increase, to Thirty-Five Million Dollars ($35,000,000), in the Revolver Facility, clause (a) to the definition of Borrowing Base in Section 1.1 of the Agreement shall be redefined in its entirety, first, by deleting said clause (a) from the existing definition of "Borrowing Base" appearing at Section 1.1, and, then, substituting for it the following revised clause (a):

               (a) an aggregate sum, not to exceed Thirty-Five Million Dollars ($35,000,000), subdivided per Borrower as follows: (1) as to Lewis, Sixteen Million Dollars ($16,000,000); (ii) as to Southeastern, Three Million Dollars ($3,000,000); and (iii) as to Parent, Sixteen Million Dollars ($16,000,000),or such lesser or greater amounts in the aggregate, or per Borrower, as Lender may impose or approve from time to time; less, in each case, any Reserves applicable or allocable thereto; or

In furtherance of the foregoing, the Borrowers shall execute and deliver new Revolver Notes in the respective principal amounts presented above (one each per Borrower) simultaneously with the execution and delivery of this Amendment (herein, the "New Revolver Notes").

     2. Mexican Venture. There shall be deemed added to Section 2 of the Loan Agreement a new Section 2. 1 A, immediately following existing Section 2. 1, to read in its entirety as follows:

               2.1A Mexican Operations. Notwithstanding any contrary terms of
          Section 2.1, or as contained in various definitions set forth in
          Section 1.1, with specific reference to Lewis, a portion of its Borrowing Base, not to exceed, however, One Million Five Hundred Thousand Dollars ($1,500,000), may be derived from a Supply Contract (the "Mexican Supply Contract"),' to be entered between Lewis and Magnetek, (U.S.), in respect of a plant or production facility of Magnetek, (U.S.), to be located in Mexico (the "Mexican Plant"), subject, however, to the following terms, conditions and limitations which must be met to Lender's sole and complete satisfaction, as evidenced by its written notice to Lewis to such effect:

                           (i) the Mexican Supply Contract must be an Eligible
                  Supply Contract, with the following exceptions, limitations and conditions: (A) the supplier under the Mexican Supply Contract may be one or more Subsidiaries of Parent formed for such purpose (the "Mexican Subsidiaries"), but, if so, Lewis must be a party to the Mexican Supply Contract, and a co-supplier thereunder or otherwise bind itself thereto in a manner which Lender determines to be equally satisfactory; (B) the manufacturer under the Mexican Supply Contract may be a Mexican subsidiary or affiliate of Magnetek, (U.S.) ("Magnetek, Mexico") but, if so, Magnetek, (U.S.) must either be made party to the Mexican Supply Contract, and a co-manufacturer thereunder, or otherwise bind itself thereto in a manner which Lender determines to be equally satisfactory (which shall include, in any event, an agreement by Magnetek (U.S.) to honor its buy-back obligations with respect to all inventory under such contract without requiring Lender first to have exercised any right or remedy; e.g., repossession in regard thereto; (C) the Inventory required to be delivered under the Mexican Supply Contract may be delivered to the Mexican Plant, subject, however, to the limitations set forth in clause (ii) below;

                           (ii) the Inventory delivered under the Mexican Supply
                  Contract must be Eligible Inventory, with the following exceptions, limitations and conditions: (A) a portion of such Inventory may be located at a Mexican Plant, and be maintained under the control of a Mexican Subsidiary, but the maximum amount of such Inventory which shall be considered Eligible Inventory for purposes of determining the Borrowing Base shall not exceed (1) One Million Dollars ($1,000,000), initially, for a period of one (1) year, beginning with the first day on which such Inventory is considered Eligible Inventory hereunder, and (2) Five Hundred Thousand Dollars ($500,000), subsequent to the expiration of the one (1) year period described in clause (1) above; (B) Lewis shall cause as much of such Inventory as is to be delivered to the Mexican Plant to be held in the name of, and be maintained under the control of, Lewis at a Collateral Location, situated in the United States; e.g., Texas, so long as it is practicable to do so prior to its delivery to the Mexican Plant; and (C) the Mexican Supply Contract must include provisions for the mandatory purchase of the Inventory being held off-site by Lewis, as prescribed in sub-clause (B) above, as well as, and in addition to, any Inventory at the Mexican Plant;

                           (iii) the Accounts arising from the sale of Inventory
                  and the delivery of other services under the Mexican Supply Contract must be Eligible Accounts, with the following exceptions, limitations and conditions: (A) Accounts may be billed to Magnetek, Mexico, but, if so, the maximum amount of such Accounts which shall be considered Eligible Accounts for purposes of determining the Borrowing Base of Lewis shall not exceed Five Hundred Thousand Dollars ($500,000) at any time, and the advance rate applied thereto shall be reduced from eighty-five percent (85%) to seventy-five percent (75%); (B) all such Accounts must be payable in

                  United States Dollars; and (C) billings giving rise to such Accounts shall be made at least once every two calendar weeks;

                           (iv) all issued and outstanding capital stock of each
                  of the Mexican Subsidiaries shall be pledged to Lender by Parent as additional security for the payment of the Obligations, with such pledge agreement to be in form and substance satisfactory to Lender (the "Mexican Stock Pledge Agreement");

                           (v) each of the Mexican Subsidiaries shall have
                  executed a Guaranty Agreement and, if required by Lender, secured the performance of their respective obligations thereunder by granting to Lender a first priority Lien on all or a portion of their assets and property pursuant to one or more security agreements acceptable to Lender (such Guaranty Agreements, any such security agreements and the Mexican Stock Pledge Agreement, together with all documents, instruments, certificates and agreements to be executed and delivered in connection therewith herein called the "Mexican Documents");

                           (vi) in connection with and to facilitate the
                  foregoing, and subject at all times to Lewis' continuing compliance with clauses (i) through (v) above, Lewis may make loans and advances to the Mexican Subsidiaries, in an aggregate amount not to exceed at any time the amount which Lewis itself may borrow in Revolver Loans in respect of the Mexican Supply Contract, as set forth in clauses (i) through
                  (111) above, and the same shall constitute Permitted Investments for Lewis, and Permitted Indebtedness of the Mexican Subsidiaries.

     3. Conditions Precedent to this Amendment. Receipt by Lender of a nonrefundable amendment fee of $ 10,000, together with the following, each in form and substance satisfactory to Lender, duly executed and delivered, as appropriate, shall constitute express conditions precedent to the effectiveness of this Amendment: (i) the New Revolver Notes; (ii) a certificate from each Borrower's corporate secretary, certifying as to the existence of resolutions authorizing entry into this Amendment and the New Revolving Notes and the Mexican Documents to which each is party, as appropriate; and (v) an opinion of Borrowers' legal counsel as to certain matters pertaining hereto.

     4. Restatement of Representations and Warranties. Each Borrower hereby restates and renews each and every representation and warranty heretofore made by it under or in connection with the execution and delivery of the Agreement and the Loan

Documents as fully as if made on date hereof and with specific reference to this Amendment and all other Loan Documents executed and/or delivered in connection herewith, except solely to the extent that the subject of such representations and warranties has been altered or amended hereby.

     5. Effect of Amendment. Except as set forth hereinabove, all terms of the Agreement and the Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of each Borrower to Lender.

     6. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Agreement and in the Loan Documents, effective as of the date hereof, as modified by this Amendment.

     7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     8. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     9. No Default. To induce Lender to enter into this Amendment and to continue to make advances to Borrowers pursuant to the Agreement, each Borrower and Parent hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Event of Default (or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default); and (ii) no right of offset, defense, counterclaim, claim or objection in favor of any Borrower and Parent as against Lender arising out of or with respect to any of the Obligations.

     10. Further Assurances. Each Borrower and Parent agrees to take such further actions as Lender shall reasonably request in connection herewith to evidence the amendments herein contained to the Agreement.

     11. No Novation. This Amendment is not intended to be, nor shall it be construed to create a novation or accord and satisfaction. Notwithstanding any prior mutual temporary disregard of any of the terms of any of the Loan Documents, the parties agree that the terms of each of the Loan Documents shall be strictly adhered to on and after the date hereof, except as expressly modified hereby or by amendments or modifications executed in conjunction herewith.

     12. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

     13. Loan Document. This Amendment shall constitute a Loan Document for all purposes of the Agreement.

     IN WITNESS WHEREOF, Borrowers and Lender have executed this Amendment, through their duly authorized officers, under seal, on the date and year first above written.


                                     SETECH, INC., individually and as
                                     successor-by-merger to Titan Services, Inc.

                                     By: /s/ Thomas N. Eisenman
                                        --------------------------------------
                                         Thomas N. Eisenman, President and
                                         Chief Executive Officer


                                     Attest: /s/ Cindy L. Rollins
                                            ----------------------------------
                                             Cindy L. Rollins, Secretary and
                                             Chief Financial Officer


                                     LEWIS SUPPLY COMPANY, INC.


                                     By: /s/ Michael S. Burnham
                                        --------------------------------------
                                         Michael S. Burnham, Jr., President


                                     Attest: /s/ Cindy L. Rollins
                                            ----------------------------------
                                             Cindy L. Rollins, Secretary


                                     SOUTHEASTERN TECHNOLOGY, INC.


                                     By: /s/ Thomas N. Eisenman
                                        --------------------------------------
                                         Thomas N. Eisenman, Chief Executive
                                         Officer

                                     Attest: /s/ Cindy L. Rollins
                                            ----------------------------------
                                             Cindy L. Rollins, Secretary


                                     FIRST UNION COMMERCIAL
                                     CORPORATION


                                     By: /s/ Robert L. Dean
                                        --------------------------------------

                                     Name: Robert L. Dean
                                          ------------------------------------

                                     Title: Vice President
                                           -----------------------------------